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                          SUBSIDIARIES OF THE COMPANY

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                                                                                         STATE OR JURISDICTION
                                        ENTITY                                             OF INCORPORATION
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
Warnaco Inc...........................................................................   Delaware
184 Benton Street Inc.................................................................   Delaware
Juarmex, S.A. de C.V..................................................................   Mexico
Linda Vista de Tlaxcala, S.A. de C.V..................................................   Mexico
Olga de Villanueva, S.A...............................................................   Honduras
Olguita de Mexico, S.A................................................................   Mexicali B.C., Mexico
Warmana Limited.......................................................................   Delaware
Warnaco of Canada Limited.............................................................   Canada
Warnaco Limited.......................................................................   England
Warnaco Sourcing Inc..................................................................   Delaware
Warner's Aiglon, S.A..................................................................   France
Warner's Company (Belgium) S.A........................................................   Belgium
Warner's de Costa Rica Inc............................................................   Delaware
Warner's de Honduras, S.A.............................................................   Honduras
Warner's de Mexico, S.A. de C.V.......................................................   Mexico
Warner's (Eire) Teoranta..............................................................   Ireland
Warner's Lenceria Femenina, S.A.......................................................   Spain
Warner's (United Kingdom) Limited.....................................................   Northern Ireland
Warnaco (Hong Kong) Ltd...............................................................   Barbados
Rochomo Holdings, B.V.................................................................   Netherlands
Adiro Investments, B.V................................................................   Netherlands
Regor, B.V............................................................................   Netherlands
Lejaby, S.A...........................................................................   France
Euralis, S.A..........................................................................   France
SCHF, S.A.............................................................................   France
Sidonia GmbH..........................................................................   Germany
Sigrun GmbH...........................................................................   Germany
Sigrun GmbH & Co. KG..................................................................   Germany
Warnaco GmbH..........................................................................   Germany
Eratex GmbH...........................................................................   Germany
Warnaco LAC GmbH......................................................................   Austria
Lenitex GmbH & Co. KG.................................................................   Austria
Lintex (Switzerland) S.A..............................................................   Switzerland
Leratex Distributors Limited (UK).....................................................   United Kingdom
S.P.R.L. Donatex......................................................................   Belgium
Warnaco SRL...........................................................................   Italy
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